EXHIBIT 32.02
WRITTEN STATEMENT PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
     In connection with the 2007 Annual Report on Form 10-K (the “Report”) of Martin Marietta Materials, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission, I, Anne H. Lloyd, the Chief Financial Officer of the Registrant, certify that:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Anne Lloyd

Anne H. Lloyd Chief Financial Officer

Date: February 25, 2008
A signed original of this written statement required by Section 906 has been provided to Martin Marietta Materials, Inc. and will be retained by Martin Marietta Materials, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.